EXHIBIT 32

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

         The undersigned, John M. Sharpe, Jr., hereby certifies as follows:

         1. I am the Chief Executive Officer and Chief Financial Officer, of Inner Systems, Inc. (the "Company").

         2. To the best of my knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended.

         3. To the best of my knowledge based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period audited.


      SIGNATURE                             TITLE                       DATE


/s/ John M. Sharpe, Jr.         President, Chief Executive          May 14, 2008
-----------------------         Officer and Chief Financial
JOHN M. SHARPE, JR.             Officer


A signed original of this written statement required by Section 906 has been provided to INNER SYSTEMS, INC. and will be retained by INNER SYSTEMS, INC. and furnished to the Securities and Exchange Commission or its staff upon request.